Exhibit 99.1

Joint Filer Information

Name and Address of Reporting Person:	Phlcorp, Inc. 529 East South Temple Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Jefferies Group, Inc.
(JEF)

Relationship of Joint Filer to Issuer:	10% Owner (1)

Date of Event Requiring Statement:	October 18, 2010

Designated Filer:	Leucadia National Corporation

Signature:

PHLCORP, INC.

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

Dated:   October 20, 2010

(1)  Reflects 49,276,385 shares of Jefferies Group, Inc. common stock directly owned by BEI Jeffvest, LLC (“Jeffvest”) and indirectly owned by Baldwin Enterprises, Inc. (“Baldwin”), Phlcorp, Inc. (“Phlcorp”) and Leucadia National Corporation (“Leucadia”).  Jeffvest is a wholly-owned subsidiary of Baldwin, Baldwin is a wholly-owned subsidiary of Phlcorp, and Phlcorp is a wholly-owned subsidiary of Leucadia.

Joint Filer Information

Name and Address of Reporting Person:	Baldwin Enterprises, Inc.
529 East South Temple
Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Jefferies Group, Inc.
(JEF)

Relationship of Joint Filer to Issuer:	10% Owner (1)

Date of Event Requiring Statement:	October 18, 2010

Designated Filer:	Leucadia National Corporation

Signature:

BALDWIN ENTERPRISES, INC.

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

Dated:   October 20, 2010

(1)  Reflects 49,276,385 shares of Jefferies Group, Inc. common stock directly owned by BEI Jeffvest, LLC (“Jeffvest”) and indirectly owned by Baldwin Enterprises, Inc. (“Baldwin”), Phlcorp, Inc. (“Phlcorp”) and Leucadia National Corporation (“Leucadia”).  Jeffvest is a wholly-owned subsidiary of Baldwin, Baldwin is a wholly-owned subsidiary of Phlcorp, and Phlcorp is a wholly-owned subsidiary of Leucadia.